Exhibit 99.1

November 14, 2025

Safe and Green Development Corporation Announces 4,200% Year-Over-Year Revenue Growth in Q3 2025 and Strong Momentum Into Fourth Quarter

MIAMI, Nov. 14, 2025 (GLOBE NEWSWIRE) -- Safe and Green Development Corporation (NASDAQ: SGD) (“SGD,” the “Company,” or “Safe and Green Development”) today announced financial results for the three and nine months ended September 30, 2025, highlighted by record quarterly revenue growth, margin expansion, and continued operational momentum across engineered soils, and logistics divisions.

The Company delivered a strong third quarter, achieving record revenue as growth accelerated across its engineered soils, and logistics, divisions. Performance improved across various business lines supported by higher volumes, stronger logistics activity, and continued scaling of soils operations. New equipment delivered to the Company’s Florida site subsequent to the end of the quarter is now operational and is expected to drive increased throughput and improved efficiency ahead of the arrival of additional capacity.

A major milestone this quarter was the full purchase of the Company’s new Microtec milling system, which is scheduled to arrive in the fourth quarter. The Microtec mill will enable the Company to begin producing and selling high-margin growing media, a key strategic advancement that opens a significant new revenue opportunity and is expected to meaningfully enhance profitability. Expanding into value-added soil products marks one of the most important growth steps in the Company’s history.

While certain integration expenses are expected to continue through the fourth quarter, the Company anticipates a streamlined operating structure by early 2026. With new equipment already boosting production and the Microtec mill set to further expand output and product offerings, the Company believes it is well positioned for continued revenue expansion and improved margins entering the new year.

THIRD QUARTER 2025 HIGHLIGHTS (UNAUDITED)

•	Revenue: $3.5 million, compared to approximately $81 thousand in Q3 2024 — an increase of over 4,200% year-over-year.
•	Gross Profit: $0.9 million, up from $81 thousand in Q3 2024.
•	Gross Margin: Approximately 26%, up from ~23% in Q2 2025, reflecting higher utilization and operational efficiencies across logistics and soils operations.
•	Net Loss: $(4.35) million, compared to $(2.34) million in Q3 2024, driven primarily by increased operating costs related to the acquisition, interest expense as described below and certain non-recurring expenses related to the acquisition.
•	Interest Expense: $2.0 million, including approximately $0.8 million in non-cash debt discount.
•	Operating Loss: $(2.33) million.

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NINE-MONTH 2025 RESULTS

Total revenue for the nine months ended September 30, 2025 increased to $4.9 million, up from $0.2 million in the prior-year period — representing year-over-year growth of more than 2,300%. The nine-month net loss was $(12.3) million versus $(7.4) million in 2024. Results include non-cash impairment and bad debt charges disclosed in Q2, which are not expected to recur. Depreciation and amortization totaled approximately $0.6 million.

EBITDA and Adjusted EBITDA Reconciliation* (in millions)

($ in millions)	Nine Months Ended 9/30/25	Nine Months Ended 9/30/24	Change
Net Loss	$(12.3)	$(7.4)	$(4.9)
Interest Expense	$3.8	$2.6	+$1.2
Depreciation & Amortization	$0.6	—	+$0.6
EBITDA	$(7.8)	$(4.8)	$(2.1)
Stock-Based Compensation(1)	$0.2	$2.0	—
Impairment & Bad Debt(2)	$4.0	—	—
Adjusted EBITDA	$(3.6)	$(2.8)	+$0.8
(1)	Non-cash expense related to equity-based awards granted at the SGD corporate level.
(2)	One-time adjustment related to prior software development expenditures from legacy SGD operations and reserve on notes receivable from legacy SGD activities.

*Non-GAAP Financial Measures

This earnings release includes EBITDA and Adjusted EBITDA, financial measures not derived in accordance with generally accepted accounting principles (GAAP). These non- GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, management believes that presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company’s historical operating results and trends in its underlying operating results and provides transparency on how the Company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Management believes that financial information excluding certain items that are not considered to reflect the Company’s ongoing operating results, such as impairment, bad-debt expense, and stock-based compensation, improves the comparability of year-to- year results. Consequently, management believes that investors may be able to better understand the Company’s operating results excluding these items.

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MANAGEMENT COMMENTARY

“Our third quarter results show our continued focus on establishing a scalable foundation for the next stage of growth,” said David Villarreal, Chief Executive Officer of Safe & Green Development Corporation. “We delivered strong top-line expansion while preparing for the arrival of the Microtec mill. We expect these steps to support continued revenue growth and margin strengthening as we head into 2026.”

About Safe and Green Development Corporation

Safe and Green Development Corporation is a real estate development and environmental solutions company. Formed in 2021 as Safe and Green Development Corporation, the Company focuses primarily on the direct acquisition and indirect investment in properties across the United States that are intended for future development into green single-family or multifamily housing projects.

The Company wholly owns Resource Group US Holdings LLC, an environmental and logistics subsidiary operating a permitted 80+ acre organics processing facility in Florida. Resource processes source-separated green waste and is expanding into the production of sustainable, high-margin potting media and soil substrates through advanced milling technology. Its operations also include a logistics platform that provides transportation services across biomass, solid waste, and recyclable materials, supporting both in-house and third-party infrastructure needs.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements regarding continued operational momentum across the Company’s real estate, engineered soils, and logistics divisions, new equipment delivered to the Company’s Florida site driving increased throughput and improved efficiency ahead of the arrival of additional capacity, the arrival of the Company’s new Microtec milling system in the fourth quarter, the Microtec mill enabling the Company to begin producing and selling high-margin growing media, the strategic advancement opening a significant new revenue opportunity and meaningfully enhancing profitability, integration expenses continuing through the fourth quarter, having a streamlined operating structure by early 2026, being well positioned for continued revenue expansion and improved margins entering the new year, continuing to refine cost structures across the Company’s platform, establishing a scalable foundation for the next stage of growth and supporting continued revenue growth and margin strengthening as the Company heads into 2026. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.

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Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate revenue and profitability from its real estate, engineered soils, and logistics divisions, the Company’s ability to drive increased throughput and improve efficiency ahead of the arrival of additional capacity with the new equipment delivered to its Florida site, the Company’s ability to produce and sell high-margin growing media with the Microtec mill, the Company’s ability to obtain the capital necessary to maintain adequate liquidity and working capital to fund its activities, general economic conditions, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Media and IR inquiries please contact: info@sgdevco.com

 Source: Safe and Green Development Corporation

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